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                                                                     Exhibit 3.2

 Amended and Restated By-Laws of Sealed Air Corporation as currently in effect.

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                             SEALED AIR CORPORATION

                           AS AMENDED NOVEMBER 3, 1999

                                    ARTICLE 1

OFFICES

         SECTION 1.01. REGISTERED OFFICE. The registered office of the Corporation shall be in Wilmington, Delaware.

         SECTION 1.02. OTHER OFFICES. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2

MEETINGS OF STOCKHOLDERS

         SECTION 2.01. PLACE. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.

         SECTION 2.02. ANNUAL MEETINGS. Annual meetings of stockholders shall, unless otherwise provided by the Board of Directors, be held on the third Friday in May each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 11:00 A.M., at which the stockholders shall elect directors, vote upon the ratification of the selection of the independent auditors selected for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.

         SECTION 2.03. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

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         SECTION 2.04. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to the meeting to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.05. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chairman of the board, by the chief executive officer or by resolution of the Board of Directors and, subject to the procedures set forth in this section, shall be called by the chief executive officer or the secretary at the request in writing of stockholders owning a majority of the voting power of the then outstanding Voting Stock. Any such resolution or request shall state the purpose or purposes of the proposed meeting. Such meeting shall be held at such time and date as may be fixed by the Board of Directors. The Board of Directors may postpone fixing the time and date of a special meeting to be held at the request of stockholders in order to allow the secretary to determine the validity of such request, PROVIDED, that if such request is determined to be valid, then the Board of Directors shall fix the date of such special meeting to be no later than 90 days after such determination. For the purposes of these By-laws, the term "Voting Stock" shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         SECTION 2.06. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

         SECTION 2.07. BUSINESS TRANSACTED. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.08. QUORUM. The holders of a majority of the voting power of the then outstanding Voting Stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, so long as the adjournment is not for more than thirty days and a new


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record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at such adjourned meeting, any business may be transacted which might have been transacted at the original meeting when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

         SECTION 2.09. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the Voting Stock present in person or represented by proxy shall decide any questions brought before such meeting, except as otherwise provided by statute or the Certificate of Incorporation.

         SECTION 2.10. PROXIES, ETC. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.

         SECTION 2.11. INSPECTORS OF ELECTION. In advance of any meeting of the stockholders, the Board of Directors or the presiding officer of such meeting shall appoint two or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board of Directors or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector's duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person's ability. The inspectors of election shall, in accordance with the requirements of the Delaware General Corporation Law, (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (v) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.


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         SECTION 2.12. NOTICE OF STOCKHOLDER NOMINATION AND STOCKHOLDER
BUSINESS. At an annual meeting of the stockholders, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made
(i) pursuant to the Corporation's notice of meeting, including matters covered by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice by the stockholder as provided in this section, who is entitled to vote at the meeting, and who complies with the notice provision set forth in this section. A notice of the intent of a stockholder to make a nomination or to bring any other matter before an annual meeting must be made in writing and received by the secretary of the Corporation no earlier than the 119th day and not later than the close of business on the 45th day prior to the first anniversary of the date of mailing of the Corporation's proxy statement for the prior year's annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the date it was held in the prior year or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received a reasonable time before the Corporation mails its proxy statement for the annual meeting. Every such notice by a stockholder shall set forth (i) the name and address of such stockholder as they appear on the Corporation's books and the class and number of shares of the Corporation's Voting Stock that are owned beneficially and of record by such stockholder, (ii) a representation that the stockholder is a holder of the Corporation's Voting Stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and (iv) with respect to notice of an intent to bring up any other matter, a description of the matter, the reasons for conducting such business at the meeting and any material interest of the stockholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected. Except as otherwise provided by law or by the Certificate of Incorporation, the chairman of the meeting shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and whether such matter is an appropriate subject for stockholder action under applicable law, and, if it was not, to


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declare that such proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

                                    ARTICLE 3

DIRECTORS

         SECTION 3.01. NUMBER. Subject to the rights of the holders of any series or class of stock to elect directors under specified circumstances as provided by the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but no decrease in the number of directors effected by any such resolution shall change the term of any director in office at the time that any such resolution is adopted. The directors shall be elected at the annual meeting of the stockholders, except as otherwise provided by statute, the Certificate of Incorporation or Section 3.02 of these By-laws, and each director shall hold office until a successor is elected and qualified or until such director's earlier resignation or removal. Directors need not be stockholders.

         SECTION 3.02. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, except as otherwise provided by statute or the Certificate of Incorporation, each of the directors so chosen shall hold office until the next annual election and until a successor is elected and qualified or until such director's earlier resignation or removal.

         SECTION 3.03. AUTHORITY. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders or are not by these By-laws or by resolution of the Board of Directors or a committee thereof, in either case not inconsistent with the statutes, the Certificate of Incorporation or these By-laws, authorized or directed to be done by the officers of the Corporation.

         SECTION 3.04. PLACE OF MEETING. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.


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         SECTION 3.05. ANNUAL MEETING. A regular meeting of the Board of
Directors shall be held immediately following the adjournment of the annual meeting of stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         SECTION 3.06. REGULAR MEETINGS. Except as provided in Section 3.05, regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer or the president and shall be called by the president or the secretary on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least three calendar days before the meeting if by mail or at least the calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex or similar means of electronic transmission. The notice need not specify the business to be transacted.

         SECTION 3.08. EMERGENCY MEETINGS. In the event of an emergency which in the judgment of the chairman of the board, the chief executive officer or the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

         SECTION 3.09. QUORUM; VOTE REQUIRED. At meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.10. ORGANIZATION. The Board of Directors may elect one of its members to be chairman of the board and may fill any vacancy in the position of chairman of the board at such time and in such manner as the Board of Directors shall determine. The chairman of the board may but need not be an officer of or employed in an executive or other capacity by the Corporation. The chairman of the board shall preside at meetings of the Board of Directors and lead the Board of Directors in fulfilling its responsibilities as defined in Section 3.03. In the absence of the chairman of the board


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or if there should be no chairman of the board, the chief executive officer shall preside at meetings of the Board of Directors.

         SECTION 3.11. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these By-laws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

         SECTION 3.12. MINUTES OF COMMITTEE MEETINGS. The committees shall keep regular minutes of their proceedings and, when requested to do so by the Board of Directors, shall report the same to the Board of Directors.

         SECTION 3.13. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.14. PARTICIPATION BY CONFERENCE TELEPHONE. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         SECTION 3.15. COMPENSATION OF DIRECTORS. The directors may be paid their expenses of attendance at each meeting of the Board of Directors or of any special or standing committee thereof. The Board of Directors may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the


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Corporation or any of its subsidiaries for serving as a director of the
Corporation, for serving on any special or standing committee of the Board of Directors, and for attending meetings of the Board of Directors or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE 4

NOTICES

         SECTION 4.01. GIVING OF NOTICE. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

         SECTION 4.02. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE 5

OFFICERS

         SECTION 5.01. SELECTION OF OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chief executive officer, who shall be a director, a president, one or more vice presidents and a secretary. The Board of Directors may appoint such other officers, assistant officers and agents as it may determine. Any number of offices may be held by the same person.

         SECTION 5.02. POWERS AND DUTIES IN GENERAL. The officers, assistant officers and agents shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control and limitation by the Board of Directors, as is designated by these By-Laws and as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.


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         SECTION 5.03. TERM OF OFFICE, ETC. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold office until a successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         SECTION 5.04. CHIEF EXECUTIVE OFFICER. The chief executive officer of the Corporation shall preside at all meetings of the stockholders, shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the chief executive officer by the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers and agents of the Corporation.

         SECTION 5.05. PRESIDENT. The president, who may also be the chief executive officer of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to the president by the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer.
The president shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized.

         SECTION 5.06. VICE PRESIDENTS. The vice presidents shall act under the direction of the chief executive officer and in the absence or disability of both the chief executive officer and the president shall perform the duties and exercise the powers of the chief executive officer. They shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event the duties and powers of the chief executive officer shall descend to the vice presidents in such specified order of seniority.

         SECTION 5.07. SECRETARY. The secretary shall act under the direction of the chief executive officer. Subject to the direction of the chief executive officer, the secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings in a book to be kept for that purpose, and the secretary shall perform like duties for the standing committees of the Board of Directors when requested


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to do so. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the chief executive officer or the Board of Directors. The secretary shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by the secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         SECTION 5.08. ASSISTANT SECRETARIES. The assistant secretaries in order of their seniority, unless otherwise determined by the chief executive officer or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

                                    ARTICLE 6

CERTIFICATES OF STOCK

         SECTION 6.01. ISSUANCE. The stock of the Corporation shall be represented by certificates, PROVIDED that the Board of Directors may provide by resolution for any or all of the stock to be uncertificated shares. Notwithstanding any resolution by the board of directors providing for uncertificated shares, every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of the board (or the vice chairman of the board, if any), the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

         SECTION 6.02. FACSIMILE SIGNATURES. If a certificate is countersigned
(a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

         SECTION 6.03. LOST CERTIFICATES, ETC.. The Corporation may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and


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may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 6.04. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it shall be satisfied that all provisions of the Certificate of Incorporation, the By-laws and the laws regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto or provide other evidence of the transfer, cancel the old certificate and record the transaction upon its books.

         SECTION 6.05. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 6.06. RECORD DATE FOR CONSENTS. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the receipt of such request and no prior action by the Board of Directors is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its headquarters office to the attention of the secretary. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. The Board of Directors may postpone action by written consent in order to allow the secretary to conduct a reasonable and prompt investigation to ascertain the legal sufficiency of the consents. The secretary may designate an independent inspector of election to conduct such investigation.


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         SECTION 6.07. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE 7

MISCELLANEOUS

         SECTION 7.01. DECLARATION OF DIVIDENDS. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the Board of Directors from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

         SECTION 7.02. RESERVES. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

         SECTION 7.03. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7.04. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                    ARTICLE 8

INDEMNIFICATION

         SECTION 8.01. IN GENERAL. Any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a


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director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in or pursuant to the General Corporation Law of the State of Delaware, as amended from time to time, from and against any and all expenses, liabilities and losses (including without limitation attorney's fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, agents or representatives may have or hereafter acquire and, without limiting the generality of the foregoing, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders or the Board of Directors, provision of law or otherwise, as well as their rights under this Article.

         SECTION 8.02. INSURANCE. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity, or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

         SECTION 8.03. ADDITIONAL INDEMNIFICATION. The Board of Directors may from time to time adopt further by-laws with respect to indemnification and may amend these By-laws and such by-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

                                    ARTICLE 9

AMENDMENTS

         SECTION 9.01. BY THE STOCKHOLDERS. Except as otherwise provided by statute or the Certificate of Incorporation, these By-laws may be amended by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class at any annual or special meeting of the stockholders, PROVIDED that notice of intention to amend shall have been contained in the notice of the meeting.

         SECTION 9.02. BY THE BOARD OF DIRECTORS. The Board of Directors by a majority vote of the whole Board of Directors at any meeting may amend these By-laws, including by-laws adopted by the stockholders, but the stockholders may, except as otherwise


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provided by statute or the Certificate of Incorporation, from time to time specify particular provisions of the By-laws which shall not be amended by the Board of Directors.